INSTRUCTIONS FOR WITHDRAWAL
                                       OF
                PREVIOUSLY TENDERED DEPOSITARY UNIT CERTIFICATES
                                       OF
                     U.S REALTY PARTNERS LIMITED PARTNERSHIP


1. DELIVERY OF NOTICE OF WITHDRAWAL. If you are withdrawing Units previously tendered pursuant to the offer made on March 25, 1999 (the "Cal Kan Offer") by MP Value Fund 4, L.P., MP Value Fund 6, LLC, MacKenzie Patterson Special Fund, LLC, MacKenzie Patterson Special Fund 3, LLC, MacKenzie Patterson Special Fund 4, LLC and Cal Kan, Inc. (collectively, "Cal Kan") please complete, execute, detach and send the attached "Notice of Withdrawal of Previously Tendered Units" of U.S. Realty Partners Limited Partnership. ("Notice of Withdrawal"), to:

                         MacKenzie Patterson, Inc.
                         1640 School Street
                         Moraga, California 94556
                         Telecopy:  (925) 631-9119
                         Telephone: (800) 854-8357

MacKenzie Patterson, Inc., the depositary for the Cal Kan Offer must receive the Notice of Withdrawal prior to April 30, 1999, the Expiration Date set forth in the Cal Kan Offer, unless extended. Receipt of the facsimile transmission of the Notice of Withdrawal should be confirmed by telephone at the number set forth above. Copies of all Notice of Withdrawals should be sent or transmitted to River Oaks Partnership Services, Inc. at the address set forth on the back cover of AIMCO Properties, L.P.'s Offer to Purchase.

2. INADEQUATE SPACE. If any space provided in the Notice of Withdrawal is inadequate, all such additional information should be listed on a separate schedule and attached as part of the Notice of Withdrawal.

3. SIGNATURE ON NOTICE OF WITHDRAWAL. The Notice of Withdrawal must be signed, as applicable, by the person(s) who signed the Letter of Transmittal relating to the Cal Kan Offer, in the same manner as such Letter of Transmittal was signed. The signatures must correspond exactly with the name(s) as they appear on the Partnership records. If any Units tendered pursuant to the Cal Kan Offer are registered in the names of two or more joint holders, all such holders must sign, as applicable, the Notice of Withdrawal. If the Notice of Withdrawal is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or others acting in a fiduciary capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.

4. GUARANTEE OF SIGNATURES. If the signature was guaranteed on the Letter of Transmittal, then it must be guaranteed on the Notice of Withdrawal.

                              NOTICE OF WITHDRAWAL
                             of Previously Tendered
                          DEPOSITARY UNIT CERTIFICATES
                                       of
                     U.S REALTY PARTNERS LIMITED PARTENRSHIP

                          TO: MACKENZIE PATTERSON, INC.
                               1640 School Street
                            Moraga, California 94556
                            Telecopy: (925) 631-9119
                            Telephone: (800) 854-8357


Gentlemen:

     The following  depositary  unit  certificates  (the "Units") of U.S. Realty
Partners Limited Partnership. (the "Partnership") previously tendered to MP Value Fund 4, L.P., MP Value Fund 6, LLC, MacKenzie Patterson Special Fund, LLC, MacKenzie Patterson Special Fund 3, LLC, MacKenzie Patterson Special Fund 4, LLC and Cal Kan, Inc. (collectively, "Cal Kan") are hereby withdrawn. A failure to complete the Section "Number of Units Tendered" shall be deemed to indicate the intent of the undersigned that all Units tendered to Cal Kan are hereby withdrawn.

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       DESCRIPTION OF UNIT(S) WITHDRAWN AND SIGNATURES OF LIMITED PARTNERS

All registered holders of depositary unit certificate(s) must sign exactly as name(s) appear(s) on the Partnership records. See Instruction 3.

NUMBER OF UNITS WITHDRAWN ______ (if all Units, you may leave blank)


X                                            X
 -----------------------------                 ---------------------------------
 (Signature of Owner)                             (Signature of Joint Owner)

Name and Capacity (if other than individuals):
                                              ----------------------------------

Title:
      --------------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------


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(City)                                  (State)                            (Zip)

Area Code and Telephone No.     (Day):
                                      ------------------------------------------

                                (Evening):
                                          --------------------------------------


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


                        Signature Guarantee (If Required)
                               (See Instruction 4)

Name and Address of Eligible Institution:
                                         ---------------------------------------

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Authorized Signature: X
                       -------------------------------------

Name:
     -------------------------------------------------------

Title:                                                      Date:
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